                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT, made and entered into as of the _____ day of June, 1998 (the "EFFECTIVE DATE"), by and between Synagro Technologies, Inc., a Delaware corporation (hereafter "COMPANY") and James A. Jalovec (hereafter "EXECUTIVE"), an individual;

                              W I T N E S S E T H:

         WHEREAS, Company wishes to secure the services of the Executive subject to the terms and conditions hereafter set forth; and

         WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions hereafter set forth,

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

         1.      EMPLOYMENT.  During the Employment Period (as defined in
Section 4 hereof), the Company shall employ Executive, and Executive shall serve, as Chief Operating Officer of the Company. Executive's principal place of employment shall be at the Company's offices in Milwaukee, Wisconsin.

         2. COMPENSATION. The Company shall pay or cause to be paid to Executive during the Employment Period an annual base salary for his services under this Agreement of not less than $100,000, payable in equal monthly or semi-monthly installments in accordance with the Company's normal payroll procedures. The Executive's base salary shall be subject to annual review and may be increased, depending upon the performance of the Company and Executive, upon the recommendation of the Board of Directors of the Company (hereafter "BOARD OF DIRECTORS"). Nothing contained herein shall preclude the payment of a bonus, supplemental or incentive compensation to Executive provided that the Board of Directors authorizes any such compensation payment. As additional compensation to Executive for the services to be rendered by him pursuant to, and Executive's other duties and obligations arising under this Agreement, including, without limitation, his obligations under Sections 12 and 14 hereof, contemporaneously with the execution of this Agreement by Executive, the Company has granted to Executive an option to purchase 400,000 shares of common stock of the Company, par value $.002 per share, pursuant to a Non-


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Qualified Stock Option Agreement, of even date herewith, between the Company and Executive.

         3. DUTIES AND RESPONSIBILITIES OF EXECUTIVE. During the Employment Period, Executive shall devote his services full time to the business of the Company and perform the duties and responsibilities assigned to him by the Board of Directors to the best of his ability and with reasonable diligence. In determining Executive's duties and responsibilities, the Board of Directors shall act in good faith and shall not assign duties and responsibilities to Executive that are not appropriate or customary with respect to the position of Executive hereunder. This Section 3 shall not be construed as preventing Executive from engaging in reasonable volunteer services for charitable, educational or civic organizations, or from investing his assets in such form or manner as will not require a material amount of his services in the operations of the companies or businesses in which such investments are made.

         4. TERM OF EMPLOYMENT. Executive's term of employment with the Company under this Agreement shall be for twenty-four (24) consecutive months beginning on the Effective Date and continuing thereafter so that the remaining term of employment hereunder is always 24 months, unless Notice of Termination pursuant to Section 7 is given by either the Company or Executive to the other party. The Company and Executive shall each have the right to give Notice of Termination at will, with or without cause, at any time, subject to the terms of this Agreement regarding rights and duties of the parties upon termination of employment. This "evergreen" 24-month employment period hereunder shall be referred to herein as the "TERM OF EMPLOYMENT." The period from the Effective Date through the date of Executive's termination of employment for whatever reason shall be referred to herein as the "EMPLOYMENT PERIOD."

         5. BENEFITS. Subject to the terms and conditions of this Agreement, during the Employment Period, Executive shall be entitled to the following:

                 (a) REIMBURSEMENT OF EXPENSES. The Company shall pay or reimburse Executive for all reasonable travel, entertainment and other reasonable expenses paid or incurred by Executive in performing his business obligations hereunder. The Company shall also provide Executive with suitable office space and secretarial help. Executive shall provide substantiating documentation for expense reimbursement requests as reasonably required by the Company for its tax and other business records.

                 (b)      EXPENSE ALLOWANCES.  Executive shall be entitled to:
         (i) a car allowance of $800 per month, and (ii) if for any reason Employee shall not be covered by a health insurance policy of Employer, a medical insurance coverage expense allowance of $360 per



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         month.

                 (c) OTHER BENEFITS. Executive shall be entitled to participate in any pension, profit-sharing, stock option, deferred compensation, or similar plan or program of the Company established by the Company, to the extent that he is eligible under the provisions thereof. Executive shall also be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability or similar plan or program established by the Company, to the extent that he is eligible under the provisions thereof.

                 (d) PAID VACATION. Executive shall be entitled to the number of days of paid vacation each year that is accorded under the Company's vacation policy as in effect from time to time. Without limiting the generality of the foregoing, Executive shall initially be entitled to four (4) weeks' of paid vacation during each 12-month period of employment with the Company (which shall accrue monthly on a pro rata basis). Unused vacation days in one year shall be carried forward for a period not to exceed 12 months in accordance with Company's vacation policy as in effect from time to time.

         6. RIGHTS AND PAYMENTS UPON TERMINATION. The Executive's right to compensation and benefits for periods after the date on which his employment with the Company terminates for whatever reason (the "TERMINATION DATE") shall be determined in accordance with this Section 6,

                 (a) MINIMUM PAYMENTS. Executive shall be entitled to the following payments, in addition to any payments or benefits to which the Executive is entitled under the terms of any employee benefit plan or the following provisions of this Section 6:

                          (1) his unpaid salary for the full month in which his Termination Date occurred; provided, however, if Executive is terminated for Cause pursuant to Section 6(b) below, he shall only be entitled to receive his accrued but unpaid salary through his Termination Date; and

                          (2) his accrued but unpaid vacation pay for the period ending on his Termination Date in accordance with the Company's vacation pay policy as in effect at such time.

                 (b) SEVERANCE PAYMENT. Notwithstanding any other provision of this Agreement to the contrary, in the event that (i) Executive's employment hereunder is terminated by the Company at any time for any reason except (A) for Cause (as defined below) or (B) Executive's death or Disability (as defined below) or (ii) Executive terminates his own


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         employment hereunder at any time for Good Reason (as defined below), then, in either such event, Executive shall be entitled to receive, and the Company shall be obligated to pay, a lump sum cash payment equal to two hundred percent (200%) of the sum of X and Y. For purposes of the immediately preceding sentence, X is the present value of Executive's base annual salary pursuant to Section 2 or the annual salary then being paid to him, whichever is greater, and Y is the Executive's bonus payment(s) made by the Company to Executive in the Company's fiscal year immediately preceding the fiscal year in which his termination of employment occurred. For purposes of the immediately preceding sentence, the "present value" of such base annual salary shall be determined in accordance with the regulations under Section 280G of the Code (as defined below). Also, except as otherwise specifically provided in this Section 6(b), such severance payment shall be in addition to, and shall not reduce or offset, any other payments that are due to Executive from the Company or any other source or under any other agreements, except any severance pay plan or program maintained by the Company that covers employees generally.
         The provisions of this Section 6(b) shall supersede any conflicting provisions of this Agreement but shall not be construed to curtail, offset or limit Executive's rights to any other payments, whether contingent upon a Change in Control (as defined below) or otherwise, under the Agreement or any other agreement, contract, plan or other source of payment except as specifically provided herein. In addition, in the event of a Change in Control, Executive shall be entitled to receive the bonus payment described in Section 9 hereof, if applicable.

                 Notwithstanding any provision of this Section 6(b) to the contrary, the Executive must first execute an appropriate release and waiver agreement whereby Executive agrees to release and waive, in return for the severance payment described in this Section 6(b), any claims that he may have against the Company for (1) unlawful discrimination (including, without limitation, age discrimination) and
         (2) severance pay under any other severance pay plan or program maintained by the Company that covers Executive; provided, however, such agreement shall not release or waive any claims that may be brought by Executive for payments that may be due under this Agreement, without Executive's express written consent. Any severance payment required under this Section 6(b)shall be paid to Executive within twenty (20) days after Executive executes such release and waiver agreement, unless the parties agree in writing before then to another payment date or method of payment, e.g., installment payments. Executive shall not be required to mitigate any damages under this
         Section 6(b) or any other provision of this Agreement.

                 A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if any of the following shall have taken place: (1) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the


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         Securities Exchange Act of 1934 (the "EXCHANGE ACT") or Item 1 of Form 8-K promulgated under the Exchange Act, or any successor provisions thereto; (2) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), or any successor provisions thereto, directly or indirectly, of securities of the Company representing twenty-five (25%) or more of the combined voting power of the Company's then-outstanding securities; (3) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own or control more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets; (4) in the event any person shall be elected by the stockholders of the Company to the Board of Directors who shall have not been nominated for election by a majority of the Board of Directors or any duly appointed committee thereof; or (5) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two (2) years before such election or removal, unless the election of each director who is not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

                 "DISABILITY" means a "permanent and total disability" as defined in Section 22(e)(3) of the Code and the Treasury regulations thereunder. Evidence of such Disability shall be certified by a physician acceptable to both the Company and Executive. In the event that the parties are not able to agree on the choice of a physician, each shall select a physician who, in turn, shall select a third physician to render such certification. All costs relating to the determination of whether Executive has incurred a Disability shall be paid by the Company.

                 "CODE" means the Internal Revenue Code of 1986, as amended. References in this Agreement to any Section of the Code shall include any "Successor Provisions" as defined in Section 9(e).

                 "CAUSE" means a termination of employment directly resulting from (1) the Executive having engaged in intentional misconduct causing a serious and material violation by the Company of any state or federal laws, (2) the Executive having engaged in a material theft of corporate funds or corporate assets or in a material act of fraud upon the Company, (3) an act of personal dishonesty taken by the Executive that was intended to result in


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         substantial personal enrichment of the Executive at the expense of the Company, (4) repeated violations by the Executive of Executive's material obligations under this Agreement or under written policies of the Company which are demonstrably willful on the Executive's part, and for which Executive has received more than one written warning that specifies each area of Executive's violations, (5) Executive's use of illegal drugs as evidenced by a drug test authorized by Company, (6) Executive's final conviction (or the entry of a plea of nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony, and (7) a breach by the Executive during the Employment Period of the provisions of Sections 11, 12, 13 or 14 below, if such breach results in a material injury to the Company.

                 "GOOD REASON" means the occurrence of any of the following events without Executive's express written consent:

                          (1) A ten percent (10%) or greater reduction in Executive's annual base salary; or

                          (2) Any breach by the Company or its successors of any material provision of this Agreement; or

                          (3) A substantial and adverse change in the Executive's duties, control, authority, status or position, or the assignment to the Executive of any duties or responsibilities which are materially inconsistent with such status or position, or a material reduction in the duties and responsibilities previously exercised by the Executive, or a loss of title, loss of office, loss of significant authority, power or control, or any removal of Executive from, or any failure to reappoint or reelect him to, such positions, except in connection with the termination of his employment for Cause, Disability or death; or

                          (4)     Following a Change in Control (as defined in
                 Section 6(b)) any of the following events:

                                  (A)      the failure by the Company or its
                          successor to expressly assume and agree to continue and perform this Agreement in the same manner and to the same extent that the Company would be required to perform if such Change in Control had not occurred;

                                  (B)      a relocation of more than
                          twenty-five (25) miles of Executive's principal office from the location of such office immediately


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                          prior to the Change in Control date;

                                  (C)      A substantial increase in the
                          business travel required of Executive by the Company or its successor; or

                                  (D)      the Company or its successor fails
                          to continue in effect any pension plan,
                          health-and-accident plan, or disability income plan in which Executive was participating at the time of the Change in Control (or plans providing Executive with substantially equal and similar benefits), or the taking of any action by the Company or its successor which would adversely affect Executive's participation in or materially reduce his benefits under any such plan that was enjoyed by him immediately prior to the Change in Control.

                 (c) STOCK OPTIONS. In the event that there is a termination of Executive's employment hereunder for any reason except for Cause, Executive shall be entitled to exercise any and all nonstatutory stock options (as opposed to any incentive stock options described in Section 422 of the Internal Revenue Code) that were previously granted to him by the Company, and are outstanding, vested and unexercised as of his Termination Date, during the exercise period ending on the shorter of (i) two (2) years from his Termination Date or (ii) the expiration date of the stock option as specified in the stock option plan or stock option agreement, as applicable, notwithstanding any provision in such plan or agreement that provides for a more limited time period to exercise stock options following termination of employment; provided however, if said stock option plan or stock option agreement provides therein for a longer period of time to exercise such outstanding, vested and unexercised stock options following his Termination Date, then such stock option plan or agreement shall control and the remaining provisions of this Section 6(c) shall be inapplicable and without further force or effect.

                 During the extension period specified in the previous paragraph, if applicable, the Executive shall be considered an employee of the Company who shall make himself available to provide consulting services to the Company in consideration for such extension of the option exercise period and any post-termination payments provided to Executive under Section 6(a) or (b) of this Agreement. In this regard, Executive agrees to be classified as an employee of the Company solely for the limited purpose of making himself available to provide consulting services on an as-needed basis; provided, however, Executive hereby specifically waives any right, entitlement, claim or demand to (i) any additional compensation for such consulting services and (ii) coverage or benefits under any of the


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         Company's employee benefit plans or programs, or other perquisites, terms and conditions of employment, except as expressly specified in other provisions of this Agreement. Except as expressly provided in this Section 6(c), the provision of consulting services by Executive shall not expand his rights or duties under this Agreement. Executive hereby agrees to provide, upon request of the Company, consulting services to the Company on the following terms and conditions:

                 (1) Executive will make himself available, on an as-needed basis, to provide consulting services to the Company for up to three (3) days per month during the period beginning on the day after his Termination Date and ending on the last day of the extension period for exercising stock options as provided in the first paragraph of Section 6(c) above, subject to the following conditions:

                          (A) At least five (5) days written advance notice to Executive is provided by the Company;

                          (B)     There is no concurrent illness
                                  of Executive or his spouse;

                          (C) There is no prior commitment of Executive including, without limitation, vacation or attention to personal affairs; and

                          (D) No travel is required of Executive in excess of 200 miles round-trip.

                          Executive, in any particular instance, may waive any or all of the conditions set forth in clauses (A),
                          (B), (C) or (D) above in his complete discretion. Any such waiver shall not be a continuing waiver and shall not release Executive of any of his rights hereunder.

                 (2) Executive agrees to provide such information, services, advice and recollection of events as may from time to time be reasonably requested by, or on behalf of, the Company regarding corporate, regulatory or business matters of which Executive may have knowledge, information or understanding, including testifying truthfully in any litigation or other proceedings involving the Employer, provided that (i) Executive first determines that his interests are not adverse, or potentially adverse, to those of the Company, and (ii) the Company has indemnified Executive to his satisfaction including, without limitation, for reasonable attorney's fees and costs. The parties hereto agree that it is the quality, and not the quantity, of


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                          the consulting services to be provided by Executive that is important to the Company.

                 (3) The Company will reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in the course of his performance of consulting services, including, without limitation, supplies, mileage and travel expenses. Executive agrees not to incur any expense, obligation, or liability on behalf of the Company without its prior written consent.

                 (4) The provision of consulting services by Executive for the Company is non-exclusive and shall not, in any way, limit the rights of Executive to seek and maintain other employment or to perform compensatory services on behalf of any other person or entity.

                 (5)      The consulting services contemplated under this
                          Section 6(c) shall not be considered part of Executive's Employment Period pursuant to Section 4, nor affect his Termination Date.

         7. NOTICE OF TERMINATION. Any termination by the Company or the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, the term "NOTICE OF TERMINATION" means a written notice which indicates the specific termination provision of this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

         8. NO MITIGATION REQUIRED. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or in any other manner.

         9. CHANGE IN CONTROL: REQUIREMENT OF BONUS PAYMENT IN CERTAIN CIRCUMSTANCES.

                 (a) In the event that Executive is deemed to have received an "excess parachute payment" (as such term is defined in Section 280G(b) of the Code) which is subject to the excise taxes (the "EXCISE TAXES") imposed by Section 4999 of the Code in respect of any payment pursuant to this Agreement, or any other agreement, plan, instrument or obligation, in whatever form, the Company shall make the Bonus Payment (defined below) to Executive promptly after the date on which Executive received or is deemed to have received any excess parachute payment notwithstanding any contrary provision herein.


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                 (b) The term "BONUS PAYMENT" means a cash payment in an amount equal to the sum of (i) all Excise Taxes payable by Executive, plus (ii) all additional Excise Taxes and federal or state income taxes to the extent such taxes are imposed in respect of the Bonus Payment, such that Executive shall be in the same after- tax position and shall have received the same benefits that he would have received if the Excise Taxes had not been imposed. For purposes of calculating any income taxes attributable to the Bonus Payment, Executive shall be deemed for all purposes to be paying income taxes at the highest marginal federal income tax rate, taking into account any applicable surtaxes and other generally applicable taxes which have the effect of increasing the marginal federal income tax rate and, if applicable, at the highest marginal state income tax rate, to which the Bonus Payment and Executive are subject. An example of the calculation of the Bonus Payment is set forth below: Assume that the Excise Tax rate is 20%, the highest federal marginal income tax rate is 40% and Executive is not subject to state income taxes. Further assume that Executive has received an excess parachute payment in the amount of $200,000, on which $40,000 in Excise Taxes are payable. The amount of the required Bonus Payment is thus $100,000. The Bonus Payment of $100,000, less additional Excise Taxes on the Bonus Payment of $20,000 (i.e., 20% x $100,000) and income taxes of $40,000 (i.e., 40% x $100,000), yields
         $40,000, the amount of the Excise Taxes payable in respect of the original excess parachute payment.

                 (c) Executive agrees to reasonably cooperate with the Company to minimize the amount of the excess parachute payments, including, without limitation, assisting the Company in establishing that some or all of the payments received by Executive that are "contingent on a change", as described in Section 280G(b)(2)(A)(i) of the Code, are reasonable compensation for personal services actually rendered by Executive before the date of such change or to be rendered by Executive on or after the date of such change. In the event that the Company is able to establish that the amount of the excess parachute payments is less than originally anticipated by Executive, Executive shall refund to the Company any excess Bonus Payment to the extent not required to pay Excise Taxes or income taxes (including those incurred in respect of receipt of the Bonus Payment). Notwithstanding the foregoing, Executive shall not be required to take any action which his attorney or tax advisor advises him in writing
         (i) is improper or (ii) exposes Executive to material personal liability. Executive may require the Company to deliver to Executive an indemnification agreement in form and substance satisfactory to Executive as a condition to taking any action required by this subsection (c).

                 (d) The Company shall make any payment required to be made under this Section 9 in cash and on demand. Any payment required to be paid by the Company under this Section 9 which is not paid within 30 days of receipt by the Company of Executive's


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         written demand therefor shall thereafter be deemed delinquent, and the Company shall pay to Executive immediately upon demand interest at the highest nonusurious rate per annum allowed by applicable law from the date such payment becomes delinquent to the date of payment of such delinquent sum with interest.

                 (e) In the event that there is any change to the Code which results in the recodification of Section 280G or Section 4999 of the Code, or in the event that either such section of the Code is amended, replaced or supplemented by other provisions of the Code of similar import ("SUCCESSOR PROVISIONS"), then this Agreement shall be applied and enforced with respect to such new Code provisions in a manner consistent with the intent of the parties as expressed herein, which is to assure that Employee is in the same after-tax position and has received the same benefits that he would have been in and received if any taxes imposed by Section 4999 or any Successor Provisions had not been imposed.

         10. POST-TERMINATION MEDICAL COVERAGE. If the employment of Executive is terminated for any reason except for Cause (as defined in Section 6(b)) or death, then the Company shall provide post-employment medical coverage in accordance with the terms and conditions of this Section 10. The Company shall continue to cover Executive and his spouse (hereinafter referred to as "SPOUSE") and his eligible dependent children, if any, from the Termination Date until two (2) years following the Termination Date, under the group health care plan maintained by the Company to provide major medical insurance coverage for employees and their dependents (such group medical plan or its successor shall be hereinafter referred to as the "HEALTH CARE PLAN").

         Executive, on behalf of himself and his Spouse and other dependents, if any, shall be required to pay premiums for their coverage under the Health Care Plan at the rates, if any, charged by the Company to active employees who are senior officers of the Company at the time the premium is charged. Any post-employment coverage under the Health Care Plan provided under this Section 10 shall run concurrently with COBRA continuation coverage under the Health Care Plan and, therefore, Executive and the other qualifying beneficiaries shall elect any COBRA continuation coverage offered to them under the Health Care Plan following the Termination Date. The Company shall not be responsible for the payment of any income or other taxes which may be imposed on Executive, or on his Spouse or dependents, as the result of receiving coverage under the Health Care Plan pursuant to this Section 10.

         Executive, on behalf of himself and his Spouse and dependents, hereby agrees and consents to acquire and maintain any coverage that of any them are entitled to at any time during the two year period (as specified above in this Section 10) under the Medicare program or any similar or succeeding plan or program that is sponsored or maintained by the United States Government or any


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agency thereof (hereinafter referred to as "MEDICARE"). The coverage described in the immediately preceding sentence includes, without limitation, parts A and B of Medicare and any additional or successor parts of Medicare. Executive, on behalf of himself and his Spouse, further agrees and consents to pay all required premiums and other costs for Medicare coverage from their personal funds. Medicare coverage shall be primary payor to the coverage provided under the Health Care Plan to the extent permitted by applicable federal law.

         11. CONFLICTS OF INTEREST. In keeping with his fiduciary duties to Company, Executive hereby agrees that he shall not become involved in a conflict of interest, or upon discovery thereof, allow such a conflict to continue at any time during the Employment Period. Moreover, Executive agrees that he shall immediately disclose to the Board of Directors any facts which might involve a conflict of interest that has not been approved by the Board of Directors.

         Executive and Company recognize and acknowledge that it is not possible to provide an exhaustive list of actions or interests which may constitute a "conflict of interest." Moreover, Company and Executive recognize there are many borderline situations. In some instances, full disclosure of facts by the Executive to the Board of Directors may be all that is necessary to enable Company to protect its interests. In others, if no improper motivation appears to exist and Company's interests have not demonstrably suffered, prompt elimination of the outside interest may suffice. In other egregious instances, it may be necessary for Company to terminate Executive's employment for Cause pursuant to Section 6(b) hereof. The Board of Directors reserves the right to take such action as, in its good faith judgment, will resolve the conflict of interest.

         Executive hereby agrees that any direct or indirect interest in, connection with, or benefit from any outside activities, particularly commercial activities, which interest might adversely affect the Company or any of its affiliated entities, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Executive would or might arise, and which should be reported immediately to the Board of Directors, include, but are not limited to, any of the following:

         12. REMEDIES. In the event of any pending, threatened or actual breach of any of the covenants or provisions of Section 11, it is understood and agreed by Executive that the remedy at law for a breach of any of the covenants or provisions of these Sections may be inadequate, and, therefore, Company shall be entitled to a restraining order or injunctive relief from any court of competent jurisdiction, in addition to any other remedies at law and in equity. In the event that Company seeks to obtain a restraining order or injunctive relief, Executive hereby agrees that Company shall not be required to post any bond in connection therewith. Should a court of competent jurisdiction or an arbitrator (pursuant to Section 24) declare any provision of
Section 11 to be unenforceable due to an unreasonable restriction of duration or geographical area, or for any


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other reason, such court or arbitrator is hereby granted the consent of each of Executive and the Company to reform such provision and/or to grant the Company any relief, at law or in equity, reasonably necessary to protect the reasonable business interests of Company or any of its affiliated entities. Executive hereby acknowledges and agrees that all of the covenants and other provisions of Sections 11 are reasonable and necessary for the protection of the Company's reasonable business interests. Executive hereby agrees that if the Company prevails in any action, suit or proceeding with respect to any matter arising out of or in connection with Section 11, Company shall be entitled to all equitable and legal remedies, including, but not limited to, injunctive relief and compensatory damages.

         13. DEFENSE OF CLAIMS. Executive agrees that, during the Employment Period and for a period of two (2) years after his Termination Date, upon reasonable request from the Company, he will cooperate with the Company and its affiliated entities in the defense of any claims or actions that may be made by or against the Company or any of its affiliated entities that affect his prior areas of responsibility, except if Executive's reasonable interests are adverse to the Company (or affiliated entity) in such claim or action. To the extent travel is required to comply with the requirements of this Section 16, the Company shall, to the extent possible, provide Executive with notice at least 10 days prior to the date on which such travel would be required. The Company agrees to promptly pay or reimburse Executive upon demand for all of his reasonable travel and other direct expenses incurred, or to be reasonably incurred, to comply with his obligations under this Section 16.

         14.     DETERMINATIONS BY THE BOARD OF DIRECTORS.

                 (a) TERMINATION OF EMPLOYMENT. Prior to a Change in Control (as defined in Section 6(b)), any question as to whether and when there has been a termination of Executive's employment, and the cause of such termination, shall be determined by the Board of Directors in its discretion.

                 (b) COMPENSATION. Prior to a Change in Control (as defined in Section 6(b)), any question regarding salary, bonus and other compensation payable to Executive pursuant to this Agreement shall be determined by the Board of Directors in its discretion.

         15. WITHHOLDINGS: RIGHT OF OFFSET. Company may withhold and deduct from any benefits and payments made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling, (b) all other normal employee deductions made with respect to Company's employees generally, and (c) any advances made to Executive and owed to Company.


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         16. NONALIENATION. The right to receive payments under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance by Executive, his dependents or beneficiaries, or to any other person who is or may become entitled to receive such payments hereunder. The right to receive payments hereunder shall not be subject to or liable for the debts, contracts, liabilities, engagements or torts of any person who is or may become entitled to receive such payments, nor may the same be subject to attachment or seizure by any creditor of such person under any circumstances, and any such attempted attachment or seizure shall be void and of no force and effect.

         17. INCOMPETENT OR MINOR PAYEES. Should the Board of Directors determine that any person to whom any payment is payable under this Agreement has been determined to be legally incompetent or is a minor, any payment due hereunder may, notwithstanding any other provision of this Agreement to the contrary, be made in any one or more of the following ways: (a) directly to such minor or person; (b) to the legal guardian or other duly appointed personal representative of the person or estate of such minor or person; or (c) to such adult or adults as have, in the good faith knowledge of the Board of Directors, assumed custody and support of such minor or person; and any payment so made shall constitute full and complete discharge of any liability under this Agreement in respect to the amount paid.

         18. SEVERABILITY. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable by a court of competent jurisdiction or arbitrator (pursuant to Section 24), the parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted here from without affecting any other provision of this Agreement.

         19. TITLE AND HEADINGS; CONSTRUCTION. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Any and all Exhibits referred to in this Agreement are, by such reference, incorporated herein and made a part hereof for all purposes. The words "herein", "hereof", "hereunder" and other compounds of the word "here" shall refer to the entire Agreement and not to any particular provision hereof.

         20. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.


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         21.     ARBITRATION.

                 (a) ARBITRABLE MATTERS. If any dispute or controversy arises between Executive and the Company as to their respective rights or obligations under this Agreement, then either party may submit the dispute or controversy to arbitration under the then-current National Employment Dispute Resolution Rules of the American Arbitration Association (AAA) (the "RULES"); provided, however, the Company shall retain its rights to seek a restraining order or injunctive relief pursuant to Section 15. Any arbitration hereunder shall be conducted before a single arbitrator unless the parties mutually agree to a panel of three arbitrators. The site for any arbitration hereunder shall be in Montgomery County or Harris County, Texas, unless otherwise mutually agreed by the parties.

                 (b) SUBMISSION TO ARBITRATION. The party submitting any matter to arbitration shall do so in accordance with the Rules. Notice to the other party shall state the question or questions to be submitted for decision or award by arbitration. Notwithstanding any provision in this Section 24, Executive shall be entitled to seek specific performance of the Executive's right to be paid during the pendency of any dispute or controversy arising under this Agreement. In order to prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief for the protection of property rights.

                 (c) ARBITRATION PROCEDURES. The arbitrator shall set the date, time and place for each hearing, and shall give the parties advance written notice in accordance with the Rules. Any party may be represented by counsel or other authorized representative at any hearing. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 et. seq. (or its successor). The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of Texas to the claims asserted to the extent that the arbitrator determines that federal law is not controlling.

                 (d)      COMPLIANCE WITH AWARD.

                          (1) Any award of an arbitrator shall be final and binding upon the parties to such arbitration, and each party shall immediately make such changes in its conduct or provide such monetary payment or other relief as such award requires. The parties agree that the award of the arbitrator shall be final and binding and shall be subject only to the judicial review permitted by the Federal Arbitration Act.

                          (2) The parties hereto agree that the arbitration award may be entered with any court having jurisdiction and the award may then be enforced as between the


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                 parties, without further evidentiary proceedings, the same as if entered by the court at the conclusion of a judicial proceeding in which no appeal was taken. The Company and the Executive hereby agree that a judgment upon any award rendered by an arbitrator may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                 (e) COSTS AND EXPENSES. Each party shall pay any monetary amount required by the arbitrator's award, and the fees, costs and expenses for its own counsel, witnesses and exhibits, unless otherwise determined by the arbitrator in the award. The compensation and costs and expenses assessed by the arbitrator and AAA shall be paid by the losing party unless otherwise determined by the arbitrator in the award.
                 If court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorney's fees which are reasonably incurred by the other party as determined by the arbitrator.

         22. BINDING EFFECT: THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, executors, personal representatives, successors and permitted assigns hereunder, but otherwise this Agreement shall not be for the benefit of any third parties.

         23. ENTIRE AGREEMENT AND AMENDMENT. This Agreement contains the entire agreement of the parties with respect to Executive's employment and the other matters covered herein; moreover, this Agreement supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties hereto concerning the subject matter hereof. This Agreement may be amended, waived or terminated only by a written instrument executed by both parties hereto.

         24. SURVIVAL OF CERTAIN PROVISIONS. Wherever appropriate to the intention of the parties hereto, the respective rights and obligations of said parties, including, but not limited to, the rights and obligations set forth in Sections 6 through 17 and 24 hereof, shall survive any termination or expiration of this Agreement.

         25. WAIVER OF BREACH. No waiver by either party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provision or condition at the same or any subsequent time. The failure of either party hereto to take any action by reason of any breach will not deprive such party of the right to take action at any time while such breach continues.


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         26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Company and its affiliated entities, and its and their successors, and upon any person or entity acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the assets and business of Company. Any reference herein to "Company" shall mean the Company as first written above, as well as any successor or successors thereto.

         This Agreement is personal to Executive, and Executive may not assign, delegate or otherwise transfer all or any of his rights, duties or obligations hereunder without the consent of the Board of Directors. Any attempt by the Executive to assign, delegate or otherwise transfer this Agreement, any portion hereof, or his rights, duties or obligations hereunder without the prior written consent of the Board of Directors shall be deemed void and of no force and effect. Subject to the preceding provisions of this paragraph, this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and assigns.

         27. NOTICES. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received (a) when delivered in person or sent by facsimile transmission, (b) on the first business day after it is sent by air express overnight courier service, or (c) on the third business day following deposit in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed, to the following address, as applicable:

                 (1)      If to Company, addressed to:

                          Synagro Technologies, Inc.
                          5850 San Felipe, Suite 500
                          Houston, Texas 77057
                          Attention: Secretary

                 (2) If to Executive, addressed to the address set forth below his name on the execution page hereof;

or to such other address as either party may have furnished to the other party in writing in accordance with this Section 27.

         28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.


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         29. EXECUTIVE ACKNOWLEDGMENT/NO STRICT CONSTRUCTION. The Executive represents to Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read the Agreement and that he understands its terms and conditions. The parties hereto agree that the language used in this Agreement shall be deemed to be the language chosen by them to express their mutual intent, and no rule of strict construction shall be applied against either party hereto. Executive also represents that he is free to enter into this Agreement including, without limitation, that he is not subject to any other contract of employment or covenant not to compete that would conflict in any way with his duties under this Agreement. Executive acknowledges that he has had the opportunity to consult with counsel of his choice, independent of Employer's counsel, regarding the terms and conditions of this Agreement and has done so to the extent that he, in his unfettered discretion, deemed to be appropriate.

         30. SUPERSEDING AGREEMENT. This Employment Agreement shall supersede any prior employment agreement entered into between the Company and Executive.


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         IN WITNESS WHEREOF, the Executive has hereunto set his hand, and Company has caused these presents to be executed in its name and on its behalf, to be effective as of the Effective Date first above written.



WITNESS:                                     EXECUTIVE:




Signature:                                   Signature:
          -------------------------                    -----------------------

Printed Name:                                Printed Name:
             ----------------------                       --------------------

Date:                                        Date:
     ------------------------------               ----------------------------

                         Address for Notices:
                                             ---------------------------------


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ATTEST:                                      SYNAGRO TECHNOLOGIES, INC.:



By:                                          By:
   -------------------------------              ------------------------------

Title:                                       Its:
      ----------------------------               -----------------------------

Printed Name:                                Printed Name:
             ---------------------                        --------------------

Date:                                        Date:
     -----------------------------                ----------------------------


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